DISCLOSURE NOTICE TO SELLER
RE-17 FINANCING ADDENDUM

IDAHO REALTORS®

JANUARY 2023 EDITION

EQUAL HOUSING OPPORTUNITY

This page should accompany the RE-17 when provided to Seller but may be removed before giving the completed RE-17 to Buyer.

ATTENTION SELLER: YOU ARE ENTERING INTO A COMPLEX TRANSACTION GOVERNED BY MANY STATE AND FEDERAL LAWS. REAL ESTATE BROKERS ARE NOT QUALIFIED, NOR LICENSED, TO ENSURE THAT THE TERMS OF YOUR SELLER FINANCING ADDENDUM COMPLY WITH THESE LAWS. YOU ARE ADVISED TO CAREFULLY READ THE DISCLOSURES BELOW AND CONSULT WITH QUALIFIED LICENSED AND LEGAL PROFESSIONALS TO ENSURE THAT THE TERMS OF YOUR SELLER FINANCING ADDENDUM COMPLY WITH ALL APPLICABLE STATE AND FEDERAL LAWS.

ATTENTION REALTOR®: THIS FORM SHOULD BE PROVIDED AS AN INFORMATIONAL SERVICE TO A CLIENT OR CUSTOMER TO INDEPENDENTLY DETERMINE IF THE FORM IS APPROPRIATE FOR THEIR NEEDS. BROKERS AND AGENTS ARE EXEMPT FROM LOAN ORIGINATOR LICENSING TO THE EXTENT THEY ARE PERFORMING ONLY REAL ESTATE BROKERAGE ACTIVITIES. IT IS IMPORTANT THAT YOU NOT ENGAGE IN THE PRACTICE OF NEGOTIATING TERMS OF A RESIDENTIAL MORTGAGE LOAN OR TAKING LOAN APPLICATIONS.

LOAN ORIGINATION DISCLOSURE: All Sellers who provide a residential consumer loan must be registered and/or licensed as mortgage loan originators unless exempt under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"). This Act mandates that a loan originator for a "Consumer Credit" transaction (defined below) secured by an owner occupied dwelling must, when required by applicable State or Federal laws, be registered and/or licensed in accordance with those laws, including the Secure and Fair Enforcement for Mortgage Licensing Act (the "S.A.F.E. Act"). Although the definition of a "loan originator" under the Dodd-Frank Act is broad in scope, there exist two categories of seller financing which are excluded from the "loan originator" definition.

1. **Requirements for the first exemption include all of the following**: (1) the Seller originates consumer financing for only one property in any 12-month period; (2) the Seller is a natural person, estate, or trust; (3) the Seller has not constructed, or acted as a contractor for the construction of, a residence on the property as part of their ordinary course of business; (4) the financing does not result in negative amortization; and (5) the financing has a fixed rate or does not adjust for the first five years.
2. **Requirements for the second exemption include all of the following**: (1) the Seller originates consumer financing for no more than three residential properties in any 12-month period; (2) the Seller is a natural person, or an organization, including a partnership, corporation, proprietorship, association, cooperative, trust, estate, or government unit; (3) the Seller has not constructed, or acted as a contractor for the construction of, a residence on the property as part of their ordinary course of business; (4) the loan is fully amortizing; (5) the financing has a fixed rate or does not adjust for the first five years; and (6) the Seller has determined that the borrower has the reasonable ability to repay the loan according to its terms per federal law.

Definition of Consumer Credit: Federal law defines "consumer credit" as credit offered or extended to a consumer primarily for personal, family, or household purposes. Business, commercial, agricultural, or organizational credit transactions are not Consumer Credit transactions. In addition, under this definition the following would be exempt: (1) Credit extended to acquire property that is not owner-occupied. (2) Credit extended to acquire rental property that is or will become owner-occupied during the coming year so long as it contains more than two housing units. (3) Credit extended in which the transaction is not secured by an owner-occupied dwelling. If the owner expects to occupy the property for more than 14 days during the coming year, the property is considered owner-occupied.

HOEPA DISCLOSURE: Regardless of the exemptions above, Sellers providing a high cost loan may need to be registered and/or licensed as mortgage loan originators per the Home Ownership and Equity Protection Act (HOEPA). High cost loans are those with high interest rates or costly fees. These definitions change annually.

SELLER BEFORE CONSUMMATING THIS TRANSACTION, IT IS YOUR SOLE AND EXCLUSIVE DUTY TO VERIFY WHETHER YOU ARE A "LOAN ORIGINATOR" AS DEFINED BY THE DODD-FRANK ACT OR WHETHER THE TRANSACTION YOU ARE ORIGINATING IS SUBJECT TO HOEPA COVERAGE. EXTENSIVE INFORMATION IS AVAILABLE ONLINE AT WWW.CFPB.GOV.

SELLER'S Initials (BL) (_____) **Date:** 08/24/2023

IDAHO REALTORS®

ADDENDUM #1 (All addendums shall be numbered sequentially.)

JANUARY 2023 EDITION

RE-17 FINANCING ADDENDUM

THIS IS A LEGALLY BINDING CONTRACT, READ THE ENTIRE DOCUMENT, INCLUDING ANY ATTACHMENTS. IF YOU HAVE ANY QUESTIONS, **CONSULT YOUR ATTORNEY AND/OR ACCOUNTANT** BEFORE SIGNING.

EQUAL HOUSING OPPORTUNITY

PURCHASE AND SALE AGREEMENT DATED: August 14, 2023 **ID #** 8142023SL

ADDRESS: 311 E Lorene Street #1208 Rexburg ID 83440

BUYER(S): Casa Shares Series Lorene, LLC and/or Assigns

SELLER(S): Teton River Lofts LLC

(A). SELLER TO CARRY: $184,000.00

☒ FIRST LOAN ☐ SECOND LOAN ☐ OTHER LOAN ______
BUYER to execute a: ☐ Contract for Deed or ☒ note secured by a ☒ Deed of Trust or ☐ Mortgage on the property, in favor of SELLER, for the balance of $184,000.00 payable at $1,103.17 per month, including interest at 8% per annum for 1 years and with the entire balance due 1 year(s) from date of note or contract for deed.
The entire balance of loan is due and payable upon sale or transfer of property: ☐ YES ☒ NO.
Prepayment is allowed without penalty: ☒ YES ☐ NO.
☒ Late fees will be assessed of _____% of the payment(s) due if the payment(s) is not made within ______ calendar days ([14] if left blank) after the payment(s) due date.
☐ Other ______

FINANCIAL STATEMENT: Within ____ business days (five [5] if left blank) of acceptance, BUYER shall furnish SELLER: ☒ a current financial statement ☐ credit report or ☐ both, for the sole purpose of credit approval, which approval shall not be unreasonably withheld. BUYER authorizes SELLER to engage the services of a reputable credit reporting agency for this purpose at BUYER'S expense. SELLER shall notify BUYER within ____ business days (three [3] if left blank) of receipt of financial statement and/or credit report, of approval or disapproval of BUYER'S credit in writing. If long-term escrow/collection is involved, then the long-term escrow holder shall be Flying S Title & Escrow. Long term escrow fees/costs:
Set up fee paid by: ☒ BUYER ☐ SELLER ☐ Shared Equally; Monthly fee paid by: ☒ BUYER ☐ SELLER ☐ Shared Equally
Long-term escrow documents: Prepared by: Flying S Title & Escrow Rexburg ID Paid by: ☒ BUYER ☐ SELLER ☐ Shared Equally

(B). EXISTING LOAN(S): $N/A
This Agreement is contingent upon ☐ the Assumption of or ☐ Subject to the following loans, if any:
☐ **FIRST LOAN** of approximately $______ payable at $______ per month, with interest currently at ______% ☐ fixed rate ☐ other ______. Assumption Fee, if any, not to exceed ______.
☐ **SECOND LOAN** of approximately $______ payable at $______ per month, with interest currently at ______% ☐ fixed rate ☐ other ______. Assumption Fee, if any, not to exceed ______.
SELLER shall within _____ business days (five [5] if left blank) of acceptance provide BUYER with copies of appropriate documents assumed or taken subject to. Within ______ business days (five [5] if left blank) of receipt thereof BUYER shall in writing notify SELLER of his/her approval or disapproval of such terms of the aforementioned documents. SELLER shall furnish BUYER a current loan information statement of the above loan(s) within ______ business days (ten [10] if left blank) of acceptance. In the event of **Assumption**, BUYER shall use his/her best efforts to obtain the consent of the lender of record to assume the above loan(s) within ______ business days (twenty [20] if left blank) of acceptance, or waive this condition in writing. All charges related to such assumption shall be paid by the ☐ BUYER ☐ SELLER ☐ Shared Equally.

☐ **ASSUMPTION OF EXISTING LOAN WITH RELEASE OF LIABILITY:** As applicable, BUYER shall assume SELLER's potential indemnity liability to the lender for the repayment of the loan. If BUYER is also VA qualified, BUYER ☐ will or ☐ will not reinstate SELLER's VA eligibility.

The herein Agreement, upon its execution by both parties, is made an integral part of the aforementioned Agreement.

BUYER Signature McKay Francis **BUYER Signature** ______

BUYER (Print Name) McKay Francis **BUYER (Print Name)** ______

Date 08/23/2023 **Time** 11:01 AM **Date** ______ **Time** ______

SELLER Signature Bron Leatham **SELLER Signature** ______

SELLER (Print Name) Bron Leatham **SELLER (Print Name)** ______

Date 08/24/2023 **Time** 09:34 AM **Date** ______ **Time** ______